UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): October 31, 2014

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)

(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Representatives of Repros Therapeutics Inc. (the “Company”) are presenting updates on the Company’s Androxal® clinical program at its Investor and Analyst Day on October 31, 2014 in New York City, NY, using the slide presentation attached to this Current Report on Form 8-K as Exhibit 99.1. These slides contain statements that are “forward-looking statements” subject to the cautionary statement about forward-looking statements set forth therein. The presentation is also accessible via a simultaneous webcast which will remain available on the “Events” section of the Company's website at http://www.reprosrx.com for approximately 90 days following the live webcast.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Repros Therapeutics Slideshow

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: October 31, 2014

	By:	/s/ Kathi Anderson
Kathi Anderson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Repros Therapeutics Slideshow